SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2003

MEDIX RESOURCES, INC. (Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation)	0-24768 (Commission File Number)	84-1123311 (IRS Employer Identification No.)

420 Lexington Avenue, Suite 1830, New York, New York (Address of principal executive offices)	10170 (Zip Code)

Registrant's telephone number, including area code:	(212) 697-2509

Item 2.  Acquisition or Disposition of Assets.

           On November 10, 2003, Medix Resources, Inc., a Colorado corporation (the "Company"), purchased, pursuant to an Asset Purchase Agreement, the portion of the business of The Duncan Group, Inc., an Indiana corporation ("Seller"), operated and known as Frontline Physicians Exchange/Frontline Communications (the "Business") and substantially all of the assets owned by Seller that are used in, or necessary for, the conduct of, its 24-hour telemessaging service, including, intellectual property, fixed assets, customer lists, goodwill, cash and cash equivalents, in consideration of: (i) $1,500,000 in cash, (ii) forbearance of  a loan made by the Company to Seller in the principal amount of  $67,000, (iii) $500,000  in the form of 915,751 shares (the "Cash Equivalent Shares") of common stock of the Company ("Common Stock"),  (iv) $1,500,000 in the form of 2,747,253 shares (the "Forfeitable Shares") of Common Stock  to be held in escrow, subject to forfeiture to the Company if the 2003 gross revenues from the Business do not equal or exceed $1,000,000, as determined no later than March 31, 2004, (iv) 15% of gross revenues generated by the Business in 2003 and 2004, payable upon completion of annual audits (no later than March 31 following the end of each such calendar year), subject to certain adjustments for unpaid liabilities accruing prior to the closing and indemnification claims, if any, of the Company, and (v) up to an additional $2,500,000 in the form of shares (the "Incentive Shares") of Common Stock  upon the achievement of certain milestones  (collectively, the "Purchase Price").  The Purchase Price will be reduced on a dollar-for-dollar basis if the closing date working capital of the Business is less than $5,000.   The number of Cash Equivalent Shares and Forfeitable Shares was determined based on the average closing price on the American Stock Exchange for the 20 trading days immediately preceding the closing date.  The number of Incentive Shares, if any, will be determined based on the average closing price on the American Stock Exchange for the 20 trading days immediately preceding the achievement of each milestone.

            The Business provides telephone answering services to physicians and other medically-related businesses and answering and other virtual office services to non-medical businesses and professionals.   The Company currently intends to devote the acquired assets for the purposes to which they were used by the Seller prior to the acquisition. The source of funds for the acquisition was the proceeds from a private placement of the Company's securities.

            In connection with the Asset Purchase Agreement, the Company has entered into a Registration Rights Agreement which provides, among other things, that the Company prepare and file a registration statement on Form S-3 covering the (i) Cash Equivalent shares within 20 days of the closing, (ii) the Forfeitable Shares within 20 days after the forfeiture provision application to such Forfeitable Shares has lapsed, and (iii) the Incentive Shares within 45 days of the achievement of each milestone applicable to the Incentive Shares.

            For the terms and conditions of the Asset Purchase Agreement and the Registration Rights Agreement, reference is made to such documents attached hereto as Exhibits 99.1 and 4.1, respectively.  All statements made herein concerning the acquisition are qualified in their entirety by reference to such Exhibits.

Item 7. Financial Statements and Exhibits.

         (a) Financial Statement of Businesses Acquired

         The financial statements of the Frontline Businesses called for by Item 7(a) of Form 8-K will be filed on a subsequent Form 8-K on or before January 26, 2004.

         (b) Pro Forma Financial Information

         The pro forma financial information called for by Item 7(b) of Form 8-K with respect to the acquisition of the Frontline Businesses will be filed on a subsequent Form 8-K on or before January 26, 2004.

         (c) Exhibits

         4.1    Registration Rights Agreement, dated as of November 7, 2003, between Medix Resources, Inc. and The Duncan Group, Inc.

        99.1    Asset Purchase Agreement, dated as of November 7, 2003, between Medix Resources, Inc and The Duncan Group, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MEDIX RESOURCES, INC. By:/s/ Arthur Goldberg Arthur Goldberg Executive Vice President Chief Financial Officer

Dated: November 19, 2003

EXHIBIT INDEX

Exhibit Number	Description
4.1	Registration Rights Agreement, dated as of November 7, 2003 between Medix Resources, Inc. and The Duncan Group, Inc.
99.1	Asset Purchase Agreement dated, as of November 7, 2003 between Medix Resources, Inc and The Duncan Group, Inc.